UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2026, AdvanSix Inc. (the “Company”) announced that its Board of Directors has appointed Patrick C. Day as Senior Vice President and Chief Financial Officer, effective on April 27, 2026 (the “Effective Date”), to succeed Christopher Gramm who has been serving as Interim Chief Financial Officer. Effective as of the Effective Date, Mr. Gramm will return to serving in his role as Vice President of Corporate Finance and Strategic Financial Planning and Analysis for the Company.

Mr. Day, age 47, has served as Vice President, Financial Planning and Analysis and Investor Relations at FMC Corporation since January 2024. Mr. Day joined FMC in September 2013 as Director, Finance Transformation, and from January 2016 through August 2020, served as Finance Director for FMC’s Europe, Middle East, and Africa region, and from August 2020 through December 2023, as FMC’s Director, Global Financial Planning and Analysis. Prior to FMC, he worked at Deloitte Consulting and United Technologies Corporation in a variety of Finance and Finance Transformation roles.

In his new role as Senior Vice President and Chief Financial Officer, Mr. Day will earn an annual base salary of $530,000. He will be entitled to participate in the Company’s short-term incentive program with a target incentive compensation opportunity of 70% of his base salary (prorated for 2026), and will be eligible for grants of equity-based awards under the Company’s long-term incentive program, with his initial annual award to be made as part of the 2027 cycle. The initial annual award is expected to have a value of $1,200,000 and to be granted as a mix of restricted stock units (RSUs) and performance stock units consistent with the terms of the Company’s long-term incentive program for executive officers. In consideration of equity grants from his previous employer forfeited as a result of his departure and as a sign-on inducement, following his start date, Mr. Day will receive a sign-on grant of RSUs with an award value of $900,000, one-half of which will vest on the third anniversary of the grant date, and the other half of which will vest in three equal annual installments on the first three anniversaries of the grant date. Mr. Day will also be eligible for other benefits to which executive officers are entitled, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 29, 2025.

There are no family relationships between Mr. Day and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Day is furnished herewith as Exhibit 99.1.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2026

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary